SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934
                     (AMENDMENT NO.       )
                                    ------

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

              INDUSTRIAL SERVICES OF AMERICA, INC.
              ------------------------------------
        (Name of Registrant as Specified in Its Charter)


            -----------------------------------------
           (Name of Person(s) Filing Proxy Statement,
                  if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction
          applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

          ------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
              INDUSTRIAL SERVICES OF AMERICA, INC.
                             -------

            Notice of Annual Meeting of Shareholders
                   To Be Held on May 27, 1999
                             -------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of INDUSTRIAL SERVICES OF AMERICA, INC. (the
"Company") will be held at Building No. 1, 7100 Grade Lane,
Louisville, Kentucky, on Thursday, May 27, 1999 at 10:00 A.M.
(Eastern Daylight Time), for the following purposes:

     (1) To elect five (5) directors for a term expiring in 2000;

     (2) To approve a proposed amendment to the Industrial Services of America, Inc. 1997 Employee Stock Option Plan to (i) increase the number of shares reserved under the Plan (defined herein) from 100,000 to 400,000, (ii) allow for the grant of non-qualified stock options to non-employee directors of the Company under the Plan, (iii) change the name of the Plan to the "Industrial Services of America, Inc. 1997 Stock Option Plan," and (iv) effect certain technical or administrative changes to the Plan;

     (3) To approve a non-qualified (non-Plan) stock option to purchase 500,000 shares of Common Stock (defined herein) at $5.00 per share granted to Harry Kletter, the Company's Chairman of the Board and Chief Executive Officer;

     (4) To ratify the selection of Crowe, Chizek and Company, LLC as the Company's independent auditors for the fiscal year ending December 31, 1999; and

     (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at close of business on April 20, 1999 are entitled to notice of and to vote at the Annual Meeting. In the event the Annual Meeting should be adjourned to a date or dates later than May 27, 1999, the Board of Directors will establish a new record date for purposes of determining those shareholders entitled to notice of and to vote at any such adjournments. The transfer books will not be closed.

                         By Order of the Board of Directors

                         Joseph H. Cohen
                         Secretary of the Board of Directors

7100 Grade Lane
Louisville, Kentucky 40213
April 30, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

              INDUSTRIAL SERVICES OF AMERICA, INC.
                         7100 GRADE LANE
                   LOUISVILLE, KENTUCKY 40213


                         PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Industrial Services of America, Inc., a Florida corporation (the "Company"), to be used at the 1999 Annual Meeting of Shareholders of the Company to be held at 10:00 A.M. (Eastern Daylight Time) on Thursday, May 27, 1999, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of the meeting.

     Shares represented by duly executed proxies in the accompanying form received prior to the meeting and not revoked will be voted at the meeting or at any adjournments within 120 days thereof in accordance with the choices specified on the ballot. If no choices are specified, it is the intention of the persons named as proxies in the accompanying form of proxy to vote for (i) the nominees for election as directors; (ii) a proposed amendment (as described herein) to the Industrial Services of America, Inc. 1997 Employee Stock Option Plan; (iii) a non-qualified (non-Plan) stock option to purchase 500,000 shares of Common Stock at $5.00 per share granted to Harry Kletter, the Chairman of the Board and Chief Executive Officer of the Company; and (iv) the ratification of independent auditors for the 1999 fiscal year. Such proxy may be revoked by the person executing it at any time before the authority thereby granted is exercised by giving written notice to the Secretary of the Company, by delivery of a duly executed proxy bearing a later date or by voting in person at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the secretary of the meeting in writing prior to voting of the proxy.

     The expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing this proxy statement and the accompanying form of proxy, will be borne by the Company. Such expenses, however, do not include any salaries and wages of officers and employees of the Company who participated in the preparation, assembling and mailing of the proxy statement. In addition to the solicitation of proxies by mail, certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

     The presence in person or by proxy of shareholders holding a majority of the outstanding shares of the Company's Common Stock will constitute a quorum for the transaction of all business at the Annual Meeting. A shareholder voting for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. A shareholder may also abstain from voting on the proposal to ratify the selection of independent auditors for the 1999 fiscal year. Votes withheld from the election of any nominee for director and abstentions from any other proposal will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on any matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     This proxy statement and the accompanying form of proxy are being mailed to shareholders commencing on or about April 30, 1999.

                        VOTING SECURITIES

     Only shareholders of record at the close of business on April 20, 1999 are entitled to vote at the Annual Meeting or any adjournments within 120 days thereof. As of April 15, 1999 there were 1,929,600 shares of the Company's Common Stock outstanding and entitled to vote plus an additional 27,900 shares of Common Stock held by the Company as Treasury Stock.

     Each share of Common Stock entitles the holder to one vote on all matters presented at the Annual Meeting.

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 15, 1999 for (i) each officer and director of the Company, (ii) each person known to management to own of record or beneficially more than five percent of the outstanding shares of the Company's Common Stock, and (iii) all officers and directors of the Company as a group.

                              AMOUNT AND NATURE     PERCENTAGE
                                OF BENEFICIAL           OF
     NAME AND ADDRESS         OWNERSHIP (1)(2)(3)    CLASS (1)
     ----------------         -------------------    ---------

Harry Kletter                   1,230,304 (4)          50.6%
  1208 Park Hills Court
  Louisville, Kentucky 40207

Cede & Co.                        724,639              37.6%
  P.O. Box 20
  Bowling Green Station
  New York, New York 10004

K & R Corporation                 467,304 (5)          24.2%
  7100 Grade Lane
  Louisville, Kentucky 40213

Roberta Kletter                   200,000 (6)          10.4%
  1208 Park Hills Court
  Louisville, Kentucky 40207

Sean Garber                       127,000 (7)           6.2%
  7100 Grade Lane
  Louisville, Kentucky 40213

Joesph H. Cohen                     20,000 (8)          1.0%
  Morris, Garlove, Waterman
     & Johnson
  1000 One Riverfront Plaza
  Louisville, Kentucky 40202

R. Michael Devereaux                20,000 (8)          1.0%
  The Devereaux Company
  6124 Deep Creek Drive
  Prospect, Kentucky 40059

Dr. Barry N. Naft                   20,000 (8)          1.0%
  ARInternational, Inc.
  10504 Stapleford Hall Road
  Potomac, Maryland 20854-4445

All directors and officers
  as a group                     1,417,304 (9)         54.2%

(1) The table reflects share ownership and the percentage of such share ownership as of April 15, 1999. The percentages are determined on the basis of 1,929,600 shares of Common Stock outstanding (and exclusive of the additional 27,900 shares of Common Stock held by the Company as Treasury Stock), plus, for each individual or entity, the number of shares of Common Stock that may be acquired upon the exercise of stock options within sixty days of April 15, 1999.

(2) Except as otherwise indicated, each person or entity shown has sole voting and investment power with respect to the shares of Common Stock owned by him or it.

(3) Information with respect to beneficial ownership has been obtained from the Company's shareholder records and from information provided by shareholders.

(4) Includes 467,304 shares of Common Stock beneficially owned by K & R Corporation ("K & R"), the sole shareholder of which is Harry Kletter. Also includes 500,000 shares issuable upon exercise of outstanding stock options. Does not include the following shares of Common Stock, as to which Mr. Kletter disclaims beneficial ownership: (i) 200,000 shares owned by Roberta Kletter, the spouse of Harry Kletter; (ii) 50,000 shares owned by the Harry Kletter Family Charitable Foundation, of which Mr. Kletter is a co-advisor; and (iii) 43,650 shares beneficially owned by three adult children of Mr. and Mrs. Kletter.

(5) Harry Kletter as the sole shareholder, director, President and Chief Executive Officer of K & R is deemed to have shared voting and investment power of the shares of Common Stock beneficially owned by K & R. Roberta Kletter, spouse of Mr. Kletter, is a director and Vice President of K & R. Two of Mr. Kletter's adult children are also officers of K & R.

(6) Does not include the following shares of Common Stock, as to which Mrs. Kletter disclaims beneficial ownership: (i) 1,230,304 shares owned beneficially by Harry Kletter, the spouse of Roberta Kletter; (ii) 467,304 shares of Common Stock owned by K & R, of which Harry Kletter is the sole shareholder, director, President and Chief Executive Officer; and (iii) 43,650 shares beneficially owned by three adult children of Mr. and Mrs. Kletter.

(7) Includes 125,000 shares issuable upon exercise of outstanding stock options. Does not include 3,500 shares of Common Stock owned beneficially by Lisa M. Garber, the spouse of Mr.
   Garber, as to which Mr. Garber disclaims beneficial ownership.

(8) Represents 20,000 shares issuable upon exercise of outstanding stock options.

(9) The percentage of shares owned by all directors and officers as a group is based on the applicable number of (i) shares outstanding plus (ii) shares issuable upon exercise of outstanding stock options owned by the group which vest within sixty days of April 15, 1999.

     See "ELECTION OF DIRECTORS" below for share ownership information with respect to nominees for election as directors.


                  ITEM I. ELECTION OF DIRECTORS

     The nominees for election as directors are Harry Kletter, Sean M. Garber, Joseph H. Cohen, Dr. Barry N. Naft, and Ted L. Cox. All members of the Board of Directors with the exception of Mr. Cox were elected by the shareholders at the 1998 Annual
Meeting for a term expiring at the 1999 Annual Meeting.
If elected, all directors will hold office until the 2000 Annual Meeting and until their respective successors have been elected and qualified.

     Shareholders voting at the Annual Meeting may not vote for more than the number of nominees listed in this Proxy Statement. Directors will be elected by a plurality of the total votes cast at the Annual Meeting. That is, the five nominees receiving the greatest number of votes for directors will be deemed elected directors. It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefor is specifically withheld) to vote for the election of the five nominees for directors. In the event that any of the nominees becomes unavailable (which is not now anticipated by the Company), the persons named as proxies have discretionary authority to vote for a substitute nominee designated by the present Board. The Board has no reason to believe that any of said nominees will be unwilling or unable to serve if elected.

     The following table contains certain information regarding each of the nominees for election as directors at this year's annual meeting. Each of these individuals has furnished the respective information shown. Except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of Common Stock owned by him.

                                             (1)(2)(3)
                                       SHARES OF COMMON STOCK
                                       BENEFICIALLY OWNED AS
    NAME AND                  YEAR       OF APRIL 15, 1999
   PRINCIPAL                 FIRST       NUMBER      PERCENT
   OCCUPATION                BECAME        OF           OF
  WITH COMPANY     AGE      DIRECTOR     SHARES       CLASS
  ------------     ---      --------     ------       -----
Harry Kletter       72       1983      1,230,304 (4)   50.6%
  Chairman of the
  Board, and Chief
  Executive Officer

Sean M. Garber      32       1997        127,000 (5)    6.2%
  President and
  Chief Executive
  Officer

Joseph H. Cohen     53       1998         20,000 (6)    1.0%
  Director

Dr. Barry N. Naft   53       1998         20,000 (6)    1.0%
  Director

Ted L. Cox          58        --          21,640        1.1%

(1) The table reflects share ownership and the percentage of such share ownership as of April 15, 1999. The percentages are determined on the basis of 1,929,600 shares of Common Stock outstanding (and exclusive of the additional 27,900 shares of Common Stock held by the Company as Treasury Stock), plus, for each individual or entity, the number of shares of Common Stock that may be acquired upon the exercise of stock options within sixty days of April 15, 1999.

(2) Except as otherwise indicated, each person or entity shown has sole voting and investment power with respect to the shares of Common Stock owned by him or her.

(3) Information with respect to beneficial ownership has been obtained from the Company's shareholder records and from information provided by shareholders.

(4) Includes 467,304 shares of Common Stock beneficially owned by K & R, the sole shareholder of which is Harry Kletter. Also includes 500,000 shares issuable upon exercise of outstanding stock options. Does not include the following shares of Common Stock, as to which Mr. Kletter disclaims beneficial ownership: (i) 200,000 shares owned by Roberta Kletter, the spouse of Harry Kletter; (ii) 50,000 shares of owned by the Harry Kletter Family Charitable Foundation, of which Mr. Kletter is a co-advisor; and (iii) 43,650 shares beneficially owned by three adult children of Mr. and Mrs. Kletter.

(5) Includes 125,000 shares issuable upon exercise of outstanding stock options. Does not include 3,500 shares of Common Stock owned beneficially by Lisa M. Garber, the spouse of Mr. Garber, as to which Mr. Garber disclaims beneficial ownership.

(6) Represents 20,000 shares issuable upon exercise of outstanding stock options.


NOMINEES FOR DIRECTORS

HARRY KLETTER has been a director of the Company since 1983. In October, 1983 he was elected Chairman of the Board and Chief Executive Officer. Mr. Kletter served as President and Chief Executive officer of the Company from October 1983 until January 1988 and again from January 1990 until July 1991. Mr. Kletter resumed the duties of President and Chief Executive Officer on August 1, 1992 upon Edward List's resignation from this position. Mr. Sean M. Garber became Interim President on December 1, 1997, upon Harry Kletter's resignation from this position. Mr. Kletter continues to serve as Chief Executive Officer of the Company.
Mr. Kletter is the sole shareholder of K & R. Prior to his involvement with the Company, Mr. Kletter was President and Chief Executive Officer of K & R, which is now a real estate holding company and materials processing company. Prior thereto, Mr. Kletter was the President of Tri-City Industrial Services, Inc., which corporation was involved in the transportation, disposal and management of solid waste. From 1980 to present, Mr. Kletter has been an investor in various other businesses including Outer Loop Industrial Park, Outer Loop Business Park, and Outer Loop Company, LLC., which are each real estate ventures. Mr. Kletter is the spouse of Roberta Kletter.

SEAN M. GARBER has been a director of the Company since December, 1997, when he also became Interim President. Mr. Garber became President effective February 5, 1998, and Chief Operating Officer on October 16, 1997. Mr. Garber joined the Company in November, 1996 as Vice President of Recycling. From 1989 to November 1996, Mr. Garber was an employee of, and held positions of general manager and marketing manager with, OmniSource, Inc. of Fort Wayne, Indiana, a waste disposal and recycling company. Mr. Garber graduated from Indiana University with a degree in Business Management.

JOSEPH H. COHEN has been a director of the Company since February, 1998. He is a managing partner of the law firm of Morris, Garlove, Waterman & Johnson PLLC, Louisville, Kentucky. He has practiced with this firm for 29 years and has been a practicing attorney for 29 years, specializing in Commercial Real Estate and Zoning Law, Corporate Law (including Mergers and Acquisitions), Health Law, Commercial Litigation, Transportation Law, Energy Law and Financial and Estate Planning. Mr. Cohen is a 1967 graduate of the University of Louisville School of Business and a 1970 graduate of the University of Louisville Brandeis College of Law. Mr. Cohen and his firm provide continuing legal and corporate-related services to both the Company and K & R and in addition counsel Harry Kletter on certain personal matters.

DR. BARRY N. NAFT has been a director of the Company since February, 1998. He is President and Chief Executive Officer of ARInternational, Inc. ("ARI") of Potomac, Maryland. ARI provides engineering, technology and project development services for facilities engaged in the remanufacturing of industrial materials from waste products. From 1989 to 1996, he was President and Chief Executive Officer of Dow Environmental, Inc., a wholly owned subsidiary of the Dow Chemical Company. During that time, he led that company's expansion as a provider of environmental services from a financially troubled start-up to $100 million in revenues and 500 employees. Dr. Naft earned a doctorate in Nuclear Engineering from Purdue University (1968), and a Master of Science Degree (1966) and Bachelor of Science Degree in Chemical Engineering, both from Clarkson University.

TED L. COX is a nominee for election as a director of the Company. He has been President and the majority owner of Ryan Insurance Incorporated ("Ryan") since 1988. Ryan sells and services property casualty insurance policies for industrial and commercial businesses, including the Company. Mr. Cox, a licensed insurance agent for thirty years, began working with Ryan in 1974 developing developing middle market commercial accounts. Mr. Cox attended the University of Louisville in Louisville, Kentucky where he took courses in business management and insurance. In 1977, Mr. Cox completed insurance and agency management course studies at USF&G's School of Insurance in Baltimore, Maryland. See "EXECUTIVE COMPENSATION - Certain Transactions."

     None of the directors hold another directorship in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or in a company registered as an investment company under the Investment Company Act of 1940, as amended. Except as disclosed above, none of the directors of the Company has any family relationship with any other director or executive officer of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1998 the Board met ten times and took action on three other occasions by unanimous written consent of the directors. The Board has held two meetings in 1999 to date and has taken
action on one other occasion by unanimous written consent.   All
incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees of which they were members.

     The Compensation Committee is responsible for making recommendations to the Board regarding salaries and bonuses to be paid to Company executive officers. During the year ended
December 31, 1998, this committee held one meeting.  Messrs.
Cohen, Devereaux and Naft are presently members of this committee. The appointment of members to this committee occurred at the Board meeting on May 21, 1998.

     The Audit Committee confers with the Corporation's independent auditors regarding the scope and adequacy of annual audits; reviews reports from such independent auditors; and meets with the independent auditors to review the adequacy of the Company's accounting principles, financial controls and policies. The committee held no meetings during the year ended December 31, 1998. Messrs. Kletter, Cohen and Devereaux are presently members of this committee. The appointment of members to this committee occurred at the Board meeting on May 21, 1998.

     The Nominating Committee is empowered to recommend to the Board nominees for election as directors and persons to fill directors' vacancies and newly created directorships; recruit potential director candidates; recommend changes to the Board concerning the responsibilities and composition of the Board and committees; and review written proxy comments and shareholder proposals (including director nominees) received from shareholders at the Company's principal executive offices not later than 45 days prior to the date of the Proxy Statement. The committee held no meetings during the year ended December 31, 1998. The Nominating Committee met on April 9, 1999 to select the director nominees listed in this Proxy Statement.
Messrs. Garber, Cohen and Devereaux currently serve as members of this committee. The appointment of members to this committee occurred at the Board meeting on May 21, 1998. The Nominating Committee met on March 18, 1999. At thaat meeting, Harry Kletter, Chairman of the Board and Chief Executive Officer of the Company, recommended Ted L. Cox as a nominee for the 1999 Board of Directors. Ted L. Cox is nominated to replace Michael Devereaux as an independent director.

COMPENSATION OF DIRECTORS

     Mr. Harry Kletter, Chairman of the Board and Chief Executive Officer and Mr. Sean Garber, President and Chief Operating Officer granted a per diem of one thousand dollars ($1,000) per meeting for all non-employee directors (e.g., Messrs. Cohen, Devereaux and Naft). Messrs. Kletter and Garber receive no additional consideration for serving on the Board of Directors. Additionally, the directors receive no additional consideration for serving on committees of the Board of Directors.

     On March 1, 1999, the Board granted to each of Messrs. Cohen, Devereaux and Naft non-qualified stock options (the "Outside Director Stock Options") pursuant to the Plan (defined herein) to purchase 20,000 shares of Common Stock at $5.00 per share for past director and director committee services rendered to the Company. The Outside Director Stock Options vested immediately and terminate on March 1, 2009 unless terminated earlier pursuant to standard plan terms. The Outside Director Stock Options may not be exercised until the requisite percentage of the Company's shareholders approve the Amendment (defined herein) and the Outside Director Stock Options would become null and void and of no legal effect in the event that such shareholder approval is not obtained in the required time period.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons who own more than ten percent (10%) of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from reporting persons that no other reports including Form 5s were required, all Section 16(a) filing requirements applicable to all of its officers and directors were complied with during fiscal 1997 and fiscal 1998 with the following exceptions: K & R did not timely file a Form 4 covering one transaction in 1997; Mr. Harry Kletter did not timely file a Form 4 covering 44 transactions in 1997 and 10 transactions in 1998; Dr. Naft did not timely file a Form 3 upon his election to the Board in 1997 and Mr. Garber did not timely file a Form 4 covering one transaction in 1997. These reporting persons have subsequently filed these reports.


            ITEM II. PROPOSAL TO APPROVE AMENDMENT TO
             THE INDUSTRIAL SERVICES OF AMERICA, INC.
                 1997 EMPLOYEE STOCK OPTION PLAN

     Pursuant to resolutions adopted by unanimous written consent of the Directors, the Company's Board of Directors has approved an amendment (the "Amendment") to the Industrial Services of America, Inc. 1997 Employee Stock Option Plan (the "Plan"), and, subject to shareholder approval, the Amendment will become effective as of February 11, 1998. Upon effectiveness, the Amendment would (i) increase the number of shares reserved under the Plan from 100,000 to 400,000, (ii) allow for the grant of non-qualified stock options to non-employee directors of the Company under the Plan, (iii) change the name of the Plan to the "Industrial Services of America, Inc. 1997 Stock Option Plan,"
and (iv) effect certain technical or administrative changes to the Plan. The Board recommends that the shareholders of the Company approve the Amendment. A copy of the Plan is attached hereto as Exhibit A and a copy of the Amendment is attached
          ---------
hereto as Exhibit B.
          ---------

AMENDMENT TO THE PLAN

     The Plan as originally adopted reserved 100,000 shares for the granting of options. The Amendment would increase the number of reserved shares from 100,000 to 400,000. Additionally, the Plan as originally adopted did not provide for the grant of stock options to non-employee directors of the Company. The Amendment would allow for the grant of non-qualified stock options to any member of the Board who is not an employee of the Company, any future parent or subsidiary of the Company and is designated by the Board or committee of the Board to receive non-qualified stock options (a "director"). Such directors would not, however, be eligible to receive incentive stock options under the Plan, as amended. The Amendment would also change the name of the Plan to the "Industrial Services of America, Inc. 1997 Stock Option Plan." Additionally, the Amendment would clarify that the definition of "key employee" under the Plan to include officers of the Company or any subsidiary or affiliate of the Company who are so designated by the Board or committee of the Board. Further, the Plan as originally adopted specified that a committee of the Board of Directors was to administer the Plan. The Amendment designates that the Plan may be administered by the Board of Directors or a committee of the Board of Directors.

     The following discussion summarizes the principal features of the Plan, as amended by the Amendment, and is qualified in its entirety by reference to the Plan and the Amendment.

PURPOSE

     The purpose of the Plan is to promote the interests of the Company by attracting key employees and directors, providing its key employees and directors with an additional incentive to work to increase the value of the Common Stock and providing key employees and directors with a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders. The Plan provides for the granting of (i) either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified stock options under the Code to key employees and (ii) non-qualified stock options to directors.

SHARES SUBJECT TO THE PLAN

     The Plan as originally adopted reserved 100,000 shares for the granting of options. The Amendment would increase the number of reserved shares from 100,000 to 400,000 effective as of February 11, 1998. The 400,000 reserved shares represents 20.7% of the Common Stock issued and outstanding as of the date of this Proxy Statement. As of the date of this Proxy Statement, 300,000 shares have been used for the granting of non-qualified options to officers and directors under the Plan, 200,000 shares of which underlie non-qualified options granted contingent upon approval of the Amendment (the "Contingent Options"). The grantees may not exercise the Contingent Options until the requisite percentage of the Company's shareholders approve the Amendment and the Contingent Options will become null and void and of no legal effect in the event that such shareholder approval is not obtained in the required time period. Option prices for option grants under the Plan have ranged from $1.00 to $5.00 per share. As of the date of this Proxy Statement, options to purchase 300,000 shares of Common Stock have vested and no options have been exercised. Upon approval of the Amendment, 100,000 shares of Common Stock will be available for future grants under the Plan based upon the options outstanding as of the date of this Proxy Statement.

     The following table lists the amount of securities underlying options granted under the Plan since its inception to
(i) certain executive officers of the Company, (ii) all current executive officers as a group, (iii) all current non-employee directors and (iv) all employees as a group (excluding the executive officers included in (i) above).

                                     Securities Underlying
                                        Options Granted
 Name and Principal Position             Under the Plan
 ---------------------------             --------------

Sean M. Garber
   President and Chief Executive Officer     125,000 (1)

Glenn Bierman
   Former Acting Chief Executive Officer     100,000

Executive officers as a group                125,000 (1)

Non-employee directors as a group             60,000 (1)

Employees as a group                             --

__________________

(1) Represents non-qualified stock options granted under the Plan but contingent upon approval of the Amendment.


     If an option granted under the Plan to purchase any shares of Common Stock expires, is cancelled or is exchanged for a new option before being exercised in full, the shares reserved for the unexercised portion of such option will again be available for use under the Plan. Any shares underlying an option that is surrendered and any shares used to satisfy an option price or withholding obligation shall not again become available for use under the Plan. The Company shall reserve the shares it deems appropriate from authorized but unissued shares of Common Stock and from shares of Common Stock which the Company has reacquired. The terms of any options shall be determined under the Plan and under the related certificate between the Company and the key employee or director.

ADMINISTRATION

     The Plan will be administered by the Board of Directors or a committee of the Board of Directors appointed by the Board of Directors which at all times shall consist of at least three members who are "Non-employee Directors" for purposes of Rule 16b-3 promulgated under the Exchange Act.

PARTICIPANTS

     Any (i) full-time employee or officer of (a) the Company,
(b) any affiliate of the Company or (c) any subsidiary of which the Company owns, directly or indirectly, 50% of its outstanding common stock, in each case who the Board or a committee thereof, as applicable (each an "Administrator"), deems to be key, directly or indirectly, to the success of the Company or (ii) director may participate in the Plan. Only employees or officers designated in (i)(a) and (b) above may be granted an incentive stock option ("ISO") under Section 422 of the Code. The Company estimates that approximately 100 employees of the Company and its subsidiary and its three non-employee directors are presently eligible to participate in the Plan.

     The Administrator may grant options under the Plan to such key employees and directors as the Administrator determines. If the aggregate fair market value of Common Stock subject to all ISOs and other incentive stock options granted to a key employee under the Plan and any other stock option plan adopted by the Company which first became exercisable in any calendar year exceed $100,000, such options shall be treated as non-qualified options ("NQO"s). The Administrator shall have the right to grant new options in exchange for the cancellation of options or under any other circumstances which the Committee deems appropriate. The Option Certificate under which an option is granted shall set forth whether the option is an ISO or NQO and shall incorporate the terms and conditions which the Administrator deems consistent with the terms of the Plan.

OPTION PRICE

     The Administrator will determine the option price of options granted under the Plan, but such option price will be no less than the fair market value of the Common Stock on the date the option is granted; provided, however, if an ISO is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary (a "Ten Percent Shareholder"), the option price for such ISO will be no less than 110% of the fair market value of the Common Stock on the grant date. The Option Certificate may, at the discretion of the Administrator, provide for payment of the option price in cash, Common Stock, or a combination thereof. Any payment made in Common Stock shall be made either by tendering shares of Common Stock held by the key employee or director or, to the extent allowed by the Administrator in its sole discretion, by having the Company withhold Common Stock (that otherwise would be transferred to the key employee or director upon the exercise of any option). The Company will receive no payment upon the granting of options pursuant to the Plan.

OPTION PERIOD

     Each option granted under the Plan will be exercisable in whole or in part as set forth in the particular Option Certificate under which such option is granted, but in no event
(i) before the date such option is granted and (ii) after the earlier of (a) the date such option is exercised in full, (b) the date which is the fifth anniversary of the date such option is granted in the case of ISOs granted to a Ten Percent Shareholder or (c) the date which is the tenth anniversary of the date an option (other than those referred to in (b) above) is granted.

NON-TRANSFERABILITY

     No option granted under the Plan shall be transferable by a key employee or director other than by will or by the laws of descent and distribution. Options shall be exercisable during a key employee's or director's lifetime only by the key employee or director. In the case of a transfer by will or by the laws of descent and distribution, the transferee(s) shall be treated as the transferor for purposes of the immediately preceding sentence.

SURRENDER OF OPTIONS

     The Administrator in its discretion may incorporate a provision in an Option Certificate to allow a key employee or director to surrender his or her option in whole or in part (in lieu of the exercise of such option) on any date that (i) the fair market value of the Common Stock subject to that option exceeds the option price for such Common Stock and (ii) the option is otherwise exercisable. In exchange for his or her surrendered shares, a key employee or director shall (to the extent consistent with the exemption under Rule 16b-3) receive payment in cash or in Common Stock, or in a combination thereof, equal to the excess of the fair market value of the surrendered shares on the date such surrender is effective over the option price for the surrendered shares. The Administrator in its discretion shall determine the form and timing of such payment. An Option Certificate which incorporates the surrender provision will also incorporate such additional restrictions as the Administrator deems necessary to satisfy the conditions to the exemption under Rule 16b-3.

PLAN NOT REGISTERED UNDER SECURITIES ACT

     Each Option Certificate will provide that the shares of Common Stock received as a result of the exercise of an option under the Plan must be held for investment and not with a view to resale or distribution to the public. The Company has no obligation to register the Plan or the Common Stock issued under the Plan under the Securities Act of 1933, as amended (the "Securities Act"). As a result, the recipients of the options and the related Common Stock will have restricted securities for purposes of the Securities Act.

ADJUSTMENT OF SHARES

     The Plan provides for adjustments by the Board of Directors (in an equitable manner) of (i) the number of shares of Common Stock reserved under the Plan, (ii) the number of shares of Common Stock subject to options granted under the Plan and (iii) the option price, in each case, to reflect any changes in the capitalization of the Company, including, but not limited to, changes such as stock splits or stock dividends and in the event of certain transactions which provide for the substitution or assumption of such options.

SALE OR MERGER OF THE COMPANY

     If the Company agrees to sell all or substantially all of its assets or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Common Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of options granted under the Plan on a basis that is fair and equitable to such option holders as determined by the Board of Directors, each option, at the direction and discretion of the Board of Directors, may be cancelled unilaterally by the Company if (i) the Company transfers to the key employee or director shares of Common Stock, the number of which shall be the number of whole shares of Common Stock, if any, which the key employee or director would have received if he or she had the right to surrender his or her outstanding option in full under the Plan and exercised that right on the date set by the Board of Directors exclusively for Common Stock, (ii) the key employee or director is given the right to exercise his or her outstanding option in full before the cancellation date, (iii) upon advance written notice of cancellation to the key employee or director if the transactions described in (i) and (ii) above would violate
Section 16 of the Exchange Act or (iv) the option price equals or exceeds the fair market value of a share of Common Stock on a date set by the Board of Directors.

CHANGE IN CONTROL

     If there is (i) a change in control of the Company or (ii) a tender offer or exchange offer is made for Common Stock other than by the Company ((i) and (ii) collectively referred to as a "Change in Control Event"), the Board of Directors shall have the right to take such action with respect to any unexercised options granted to key employees or directors, or all such options, as the Board of Directors deems appropriate under the circumstances to protect the interest of the Company in maintaining the integrity of such grants under the Plan, including following the procedure under the Plan for a sale or merger of the Company with respect to such options. Upon the occurrence of a Change in Control Event, the Board of Directors shall have the right to take different action with respect to different key employees, different directors or different groups of key employees or directors as the Board of Directors determines appropriate. Additionally, upon the occurrence of a Change in Control Event, the Board of Directors shall have the right to take different action with respect to key employees on the one hand and directors on the other hand and/or with respect to different directors or different groups of directors as the Board of Directors determines appropriate.

TERM OF THE PLAN

     The Plan shall terminate on the earlier of (i) the tenth anniversary (April 11, 2007) of the Plan's effective date ("Tenth Anniversary") or (ii) the date on which all of the Common Stock reserved under the Plan has been issued. No option shall be granted under the Plan after the date the Plan terminates but any options which are outstanding on the termination date (e.g., the Tenth Anniversary) will continue to be governed by the Plan until such options have been exercised, surrendered or are no longer exercisable.

AMENDMENT TO THE PLAN

     The Board of Directors may amend the Plan from time to time to the extent that the Board of Directors deems necessary or appropriate; however, no amendment shall be made without approval of the shareholders of the Company to the extent required under
Section 422 of the Code (e.g., amendment to increase the number of shares reserved under the Plan; amendment to change the class of eligible participants; amendment to increase materially, with respect to directors or officers, the benefits, number of securities which may be issued or eligibility requirements, etc.). Any amendment which specifically applies to NQOs may be effected without shareholder approval unless such approval is required by Section 16 of the Exchange Act. The Board of Directors may also suspend the granting of options under the Plan at any time and may terminate the Plan at any time; provided, however, the Board of Directors may not unilaterally modify, amend or cancel any options theretofore granted unless the key employee or director consents in writing to such modification, amendment or cancellation or there is a dissolution or liquidation of the Company or the occurrence of a transaction described under the subheadings herein entitled "Adjustment of Shares," "Sale or Merger of the Company" or "Change in Control."

FEDERAL INCOME TAX CONSEQUENCES

     A brief description of the federal income tax consequences of the Plan under on present law is set forth below. This brief description is only a general summary based on current federal income tax laws, regulations (including certain proposed regulations), and judicial and administrative interpretations thereof and the related federal securities laws and rules and regulations. The federal income tax laws and regulations and the related federal securities laws and rules and regulations are frequently amended, and such amendments may or may not be retroactive with respect to transactions described herein. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Accordingly, a participant should consult a tax advisor with respect to the tax aspects of the Plan.

     As identified by the Administrator, each option granted under the Plan is either an ISO or an NQO. A key employee or director is not subject to any federal income tax upon the grant of an option pursuant to the Plan nor will the grant of an option result in an income tax deduction for the Company.

     Upon the exercise of an ISO and the related transfer of Common Stock to a key employee, the key employee normally will not recognize any income for federal income tax purposes and the Company normally will not be entitled to any federal income tax deduction. However, the excess of the fair market value of the shares transferred upon the exercise of an ISO over the option price of such shares (the "spread") generally will constitute an item of alternative minimum tax to the key employee. Thus, notwithstanding that a key employee will not recognize income for regular income tax purposes upon exercise of an ISO, the key employee's federal income tax liability may be increased as a result of such exercise under the alternative minimum tax rules of the Code. The portion of a key employee's minimum tax liability, if any, attributable to the spread may give rise to a credit against such employee's regular tax liability in later years.

     If the Common Stock transferred pursuant to the exercise of an ISO is disposed of within two years from the date of the grant of the option or within one year from the date of exercise (the "holding periods"), the key employee generally will recognize ordinary income equal to the lesser of (i) the gain recognized (e.g., the excess of the amount realized on the disposition over the option price) or (ii) the spread. The balance, if any, of the key employee's gain over the amount treated as ordinary income on a disposition generally will be long-term or short-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied. The Company normally will be entitled to a federal income tax deduction equal to any ordinary income recognized by the key employee.

     Following satisfaction of the holding periods, the disposition of shares of Common Stock acquired by the exercise of an ISO generally will result in long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the option price. The Company will not be entitled to any federal income tax deduction as a result of a disposition of such shares after the holding periods.

     Upon the exercise of an NQO, the key employee or director will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares transferred to the key employee or director upon exercise over the option price. Such fair market value will generally be determined on the date the shares are transferred pursuant to the exercise. Income will be recognized in the year such fair market value is determined, and the Company generally will be entitled to a corresponding federal income tax deduction. The sale or other taxable disposition of shares of Common Stock acquired through the exercise of an NQO generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares of Common Stock when the NQO was exercised.

     Special rules will apply to a key employee or director who exercises an option by paying the option price, in whole or in part, by the transfer to the Company of shares of Common Stock.

     With respect to an Option Certificate which includes the right to surrender an option (in lieu of exercise), no income is recognized by a key employee or director upon the grant of the surrender right. Upon the surrender of the option the key employee or director will have ordinary income in an amount equal to the cash received plus the fair market value of any Common Stock received. The Company will be entitled to a deduction for such amount at the time it is includable in the income of the key employee or director. Special rules may apply to a key employee or director who is subject to Section 16(b) of the Exchange Act.

VOTE REQUIRED

     Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock presented or represented at the Annual Meeting. Abstentions will not be counted as votes cast either for or against the proposal. Shares of Common Stock covered by proxies executed and received in the accompanying form will be voted in favor of the Amendment, unless otherwise specified on the proxy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
APPROVAL OF THE AMENDMENT.


                 ITEM III. KLETTER STOCK OPTION

     On February 16, 1998, the Board granted to Harry Kletter a non-qualified stock option (outside the Plan) to purchase 500,000 shares of Common Stock at $5.00 per share (the "Kletter Option"). The Kletter Option is exercisable as follows: (i) 200,000 shares vested on July 1, 1998, (ii) 200,000 shares vested on October 1, 1998 and (iii) 100,000 vested on January 1, 1999. To date, no exercises have occurred under the Kletter Option. The Kletter
Option terminates on January 16, 2003.    Additionally, pursuant
to the terms of the Kletter Option, the Company agreed to use its best efforts to register with the Commission the shares of Common Stock underlying the Kletter Option by May 16, 1998. To date, Mr. Kletter has waived his registration rights pursuant to the Kletter Option as the exercise price of $5.00 per share under the Kletter Option is above the market price of $2.75 per share of the Common Stock as of April 20, 1999.

     The Company believes that the Corporate Governance Requirements of the Nasdaq Stock Market require it to obtain
shareholder approval of the Kletter Option.   Approval of the
Kletter Option requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock presented or represented at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE KLETTER OPTION.


          ITEM IV. RATIFICATION OF INDEPENDENT AUDITORS

     The Company's Form 10-K Annual Report to Shareholders for the fiscal year ended December 31, 1998, including financial statements and the report of Crowe, Chizek and Company, LLC thereon, is being mailed with this Proxy Statement to each of the Company's shareholders of record at the close of business on April 20, 1999. The Board has selected Crowe, Chizek and Company, LLC as independent auditors of the Company's accounts for the fiscal year ending December 31, 1999. This selection will be presented to shareholders for ratification at the Annual Meeting. If the shareholders fail to ratify this selection, the matter of the selection of independent auditors will be reconsidered by the Board. Representatives of Crowe, Chizek and Company, LLC are not expected to be present at the Annual Meeting.

     On July 15, 1997, the Company dismissed Mather, Hamilton and Company ("Mather, Hamilton") as its independent accountants and hired Crowe, Chizek and Company, LLC as its independent accountants. The decision to change accountants was approved by the Board of Directors. The Company received an unqualified audit report during its last two fiscal years. Additionally, during the interim periods from December 31, 1996 through July 15, 1997 there were no disagreements between Mather, Hamilton and the Company, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Mather, Hamilton's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

     The selection of Crowe, Chizek and Company, LLC will be deemed ratified if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal.


                     EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth cash and other compensation information for the fiscal years ended December 31, 1998, 1997 and 1996 paid or accrued by the Company, to (i) the Company's Chief Executive Officer and (ii) the President of the Company (the Chief Executive Officer and President being the two most highly compensated executive officers of the Company at December 31, 1998).

               Summary Compensation Table

                                                                Long Term Compensation
                                   Annual Compensation                  Awards
                              ------------------------------   ------------------------
   Name and                                         Other      Restricted   Securities
  Principal                                         Annual       Stock      Underlying    All Other
   Position          Year     Salary    Bonus    Compensation    Awards    Options (#)   Compensation
   --------          ----     ------     ----    ------------    ------    -----------   ------------

Sean M. Garber       1998    $107,364   $7,000    $5,233(6)        --            --       $3,000 (5)
 President,          1997     $75,562   $7,000    $3,868(6)        --        125,000(4)   $3,000 (5)
 Treasurer and
 Chief Operating
 Officer (1)

Harry Kletter      1998 (3)        --     --          --           --        500,000(7)       --
 Chief Executive   1997 (3)        --     --        $975**         --            --           --
 Officer (2)       1996 (3)        --     --        $975**         --            --           --


** Includes taxable use of Company vehicle.


(1) Mr. Garber served as Interim President from December 1, 1997 until February 5, 1998 at which time he became President and Treasurer of the Company. Mr. Garber has been Chief
     Operating Officer of the Company since November, 1997.

(2) Mr. Kletter served as President of the Company until December 1, 1997 when he resigned upon the appointment of Mr. Garber as Interim President. Mr. Kletter has served as the Chief Executive Officer since July 31, 1992. See
     "ELECTION OF DIRECTORS - Nominees for Directors".

(3) K & R, the sole shareholder of which is Mr. Kletter, conducts significant business with the Company. Mr. Kletter receives compensation from K & R. See "EXECUTIVE
     COMPENSATION - Certain Transactions."

(4) These options are non-qualified stock options granted pursuant to the Plan.

(5) Mr. Garber received a bonus contribution to his 401(k) in the amount of $3,000 in 1997 and 1998. The total amount of compensation vests immediately and would not be affected by a change in control of the Company.

(6) The Garber Employment Agreement provides for a $1,000,000 life insurance policy with an annual premium of $3,268 for 1997 and 1998, and the taxable use of a Company vehicle equal of $600 and $1,965 for 1997 and 1998, respectively.

(7) These options are non-qualified stock options granted outside of the Plan.

All other executive officers of the Company earned less than $100,000.

STOCK OPTIONS GRANTED

Following is a summary of stock option activity and number of shares reserved for outstanding options for the years ended
December 31, 1998, 1997 and 1996:

                  Securities    Options/
                  Underlying      SARs                             Grant
                   Options/    Granted to  Exercise                 Date
                     SARs      Employees   or Base                Present
                   Granted     in Fiscal    Price     Expiration   Value
     Name            (#)          Year    ($/Share)      Date       $(1)
     ----            ---          ----     --------      ----       ----
Sean M. Garber    100,000(2)     44.40%     $5.00     10/31/1999   $4.75
                   25,000(2)     11.20%     $1.00     10/26/2002   $5.50

Glenn Bierman     100,000(2)     44.40%     $5.00     10/31/1999   $4.75

Harry Kletter     500,000(3)    100.00%     $5.00     01/16/2003   $4.75

(1)  In the table above the column titled "Grant Date Present
     Value $" the valuation is based on the closing price of the Company's Common Stock on the Nasdaq Stock Market as of the date of grant.

(2) These options are non-qualified stock options granted under the Plan.

(3) These options are non-qualified stock options granted outside of the Plan.



STOCK OPTION EXERCISES AND HOLDINGS

                                              Number of
                                              Securities
                                              Underlying        Value of
                                             Unexercised      Unexercised
                   Shares                      Options/       In-the-Money
                  Acquired                     SARs at        Options/SARs
                     on          Value        FY-End (#)       FY-End ($)
   Name         Exercise (#)  Realized ($)   Exercisable    Exercisable (1)
   ----         ------------  ------------   -----------    ---------------
Sean M. Garber       -             -            100,000              - (2)
                     -             -             25,000         $39,000
Glenn Bierman        -             -            100,000              - (2)
Harry Kletter        -             -            500,000              - (2)

All of the Aggregated Options listed above were exercisable at year ended December 31, 1998. To date the options remain unexercised.

(1) The dollar values for column heading "Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable" are calculated by determining the difference between the fair market value and the value based upon exercise price of the securities underlying the options.

(2) The exercise price of these options is $5.00 per share, the market value at the close of December 31, 1998 was $2.56 per share; therefor these options were not in the money.

EMPLOYMENT CONTRACTS

     In October 1997, the Company issued options to purchase 25,000 shares of the Common Stock and an additional option to purchase 100,000 shares of Common Stock to its Interim President and Chief Operating Officer, Sean M. Garber as a component of a five-year employment agreement (the "Garber Employment Agreement"), dated October 15, 1997, as amended on February 5, 1998, by and between the Company and Mr. Garber. The exercise price related to the options to purchase (i) the 25,000 shares is $1.00 per share and (ii) the 100,000 shares is $5.00 per share. Both such options are exercisable over a five year period. Compensation cost charged to operations in 1998 and 1997 related to the option to purchase 25,000 shares was $71,875 and $14,974, respectively. The option to purchase 100,000 shares was at market value the day of the grant therefore no charges were associated with this option.

     The term of the Garber Employment Agreement is five years with salary measured on an annual basis from the date of Garber Employment Agreement as follows: First Year $104,000, Second Year at $110,000, Third Year at $120,000, Fourth Year at $130,000, and Fifth Year and thereafter $140,000 with incentive pay to be established by the Compensation Committee of the Board. The Garber Employment Agreement includes a covenant not to compete with the Company for a period of two years from the date of termination of the Garber Employment Agreement in a territory within a radius of 100 miles of the business operations of the Company. The Garber Employment Agreement provides for a $1,000,000 life insurance policy on the life of Mr. Garber, the beneficiaries of which are to be designated by Mr. Garber in addition to medical, dental, pension, retirement and disability benefits, vacation and other comparable benefits customarily made available to Company employees. The failure of the Company to renew the Garber Employment Agreement, the disability of Mr. Garber, the resignation of Mr. Garber within 180 days of a change in control or the termination of Mr. Garber without cause will result in (i) the Company obligation to pay Mr. Garber twice his current annual salary payable in 24 equal monthly installments except for a change in control where the payment in full is due within 30 days of the change in control, and (ii) the immediate vesting of all options to purchase Common Stock held by Mr. Garber. Change in control means a transaction or series of transactions as a result of which (i) any person who does not currently own a majority of the outstanding voting stock of the Company acquires a majority of the outstanding voting stock of the Company; or (ii) the Company sells or otherwise disposes of all or substantially all of the assets or business operations of the Company to any other person; or (iii) the Company merges or consolidates with any other person; unless, in any such case,
                                    ------
shareholders owning the outstanding voting stock of the Company immediately prior to the consummation of such transaction or transactions will own, upon consummation of such transaction or transactions, at least a majority of the outstanding shares of voting stock of the person acquiring the shares or assets of the Company or surviving the merger or consolidation of the Company in the transaction(s). The Garber Employment Agreement terminates upon the death or disability (at the end of the Company's long-term disability coverage) of Mr. Garber, subject to the rights of Mr. Garber with respect to disability described above. Mr. Garber may resign and terminate the Garber Employment Agreement upon 90 days prior written notice. The Board may terminate the Garber Employment Agreement for cause, which shall terminate 30 days after notice to Mr. Garber from the Board. Causes for termination are (i) Mr. Garber engaging in competition with the Company or its subsidiaries, which is substantially harmful to their business, (ii) abuse of intoxicants so as to affect the ability of Mr. Garber to conduct Company business in a proper and prudent manner; (iii) felony conviction of Mr. Garber, or (iv) material breach by Mr. Garber of the Garber Employment Agreement and a failure or refusal to remedy such breach within 30 days of written notice of such breach. The Company may terminate the Garber Employment Agreement without cause at any time, however Mr. Garber is entitled to the benefits described above.

CERTAIN TRANSACTIONS

K & R LEASE; K & R CONSULTING AGREEMENT

     On February 16, 1998 the Company's Board of Directors ratified and formalized an existing relationship in connection with (i) the leasing by the Company of its facilities from K & R and (ii) the provision of consulting services from K & R to the Company. K & R is an affiliate of the Company and Harry Kletter, the Company's Chairman of the Board and Chief Executive Officer, is the sole shareholder of K & R.

     Lease Agreement.  The Lease Agreement (the "K & R Lease"),
     ----------------
 effective as of January 1, 1998, between K & R, as landlord, and the Company, as lessee, covers approximately 20.5 acres of land and the improvements thereon, which are located at 7100 Grade Lane in Louisville, Kentucky (the "Leased Premises"). The principal improvements consist of an approximately 22,750 square foot building used as the Corporate Office, an approximately 8,286 square foot building used for CWS offices, an approximately 13,995 square foot used as the paper recycling plant, an approximately 12,000 square foot building used for metals recycling plant, and an approximately 51,760 square foot building used as the recycling offices and warehouse space, with the remaining 15,575 square feet of space contained in five (5) buildings ranging in size from approximately 8,000 to 256 square feet.

     The initial term of the K & R Lease is for ten years with two five-year option periods (the "Option Periods") available thereafter. The base rent for the first five years is $450,000 per annum, payable at the beginning of each month in an amount equal to $37,500 (the "Fixed Minimum Rent"). The Fixed Minimum Rent adjusts each five years, including each of the Option Periods, in accordance with the Consumer Price Index. The
Board of Directors believes that the Fixed Minimum Rent is appropriate according to property appraisal. The Fixed
Minimum Rent also increases to $750,000 per annum, in an amount equal to $62,500 per month in the event of a "change in control" of the Company. Under the K & R Lease, "change in control" means a transaction or series of transactions as a result of which (i) any person who does not currently own a majority of the outstanding stock of the Company acquires a majority of the outstanding stock of the Company, (ii) the Company sells or otherwise disposes of all or substantially all of the assets or business operations of the Company to any other person; or (iii) the Company merges or consolidates with any other person; unless, in any such case, shareholders owning the outstanding voting stock of the Company immediately prior to the consummation of such transaction or transactions will own, upon consummation of such transaction or transactions, at least a majority of the outstanding shares of the voting stock of the person acquiring the shares or assets of the person acquiring the Company or surviving the merger or consolidation of the Company in the transaction(s).

     The Company is also required to pay, as additional rent, all real estate taxes, insurance, utilities, maintenance and repairs, replacements (including replacement of roofs if necessary) and other expenses. The Company provided a $50,000 security deposit to K & R for performance by the Company of the terms, covenants and conditions of the K & R Lease applicable to it.

     The K & R Lease provides that the Leased Premises may be used by the Company in its metal recycling and recycled paper sorting and bailing businesses, and for its corporate offices. Without the prior consent of K & R (and in the case of (ii) below the prior consent of any mortgagee of K & R) the Company may not
(i) make any structural alterations, improvements or additions to the K & R Leased Premises, or (ii) assign (including a change of control) or sublet the Leased Premises. The K & R Lease provides for indemnification of K & R by the Company for all damages arising out of the Company's use or condition of the Leased Premises excepting therefrom K & R's negligence. The K & R Lease further provides that the Company will agree to subordinate its leasehold interest to the mortgage interest of any mortgagee of K & R.

     The K & R Lease provides for termination by the Company upon damage (the "Damage") by fire or other casualty that cannot be reasonably repaired within, in most instances, 120 days of the Damage. All rent ceases as of the "injury date" under these circumstances. The K & R Lease also terminates upon condemnation of the Leased Premises in whole, with a condemnation of a portion of the Leased Premises resulting in an equitable adjustment of the Fixed Minimum Rent.

     Events of Default under the K & R Lease include (i) failure by the Company to pay the Fixed Minimum Rent for 10 days after written demand therefor, (ii) any other default in the observance or performance by the Company of any of the other covenants, agreements or conditions of the K & R Lease, which shall continue for 30 days after written notice, unless the Company shall have commenced and shall be diligently pursuing curing such default,
(iii) certain bankruptcy or related events affecting the Company,
(iv) vacation of the Leased Premises by the Company, or (v) the transfer or devolution whether by operation of law or otherwise of the K & R Lease or the Company's estate or of any of the Company's interest to anyone other than K & R. Upon the occurrence of an event of default, K & R may, at its option, terminate the K & R Lease and enter into and take possession of the Leased Premises with the right to sue for and collect all amounts due, including damages. All payments are current.

     K & R Consulting Agreement.  The K & R Consulting Agreement
     ---------------------------
dated as of January 2, 1998 (the "K & R Consulting Agreement"), by and between the Company and K & R, remains in effect until December 31, 2007, with automatic annual renewals thereafter unless one party provides written notice to the other party of its intent not to renew at least six months in advance of the next renewal date. K & R shall provide strategic planning and development to the Company, including advice on management activities, advertising, financial planning and mergers and acquisitions (the "K & R Consulting Activities"). The Company shall be responsible for all of K & R's expenses and pay to K & R $240,000 in equal monthly installments of $20,000 in connection with the K & R Consulting Activities.

     The K & R Consulting Agreement terminates upon a non-defaulting party providing written notice to the other party of its intent to terminate. The recipient of the notice has 10 days to cure monetary defaults and 30 days to cure non-monetary defaults (which will be extended if a cure is being diligently commenced and pursued during that 30 day period). The K & R Consulting Agreement also terminates upon the condemnation or destruction by fire or other casualty of all or substantially all of the Leased Premises. Upon termination, K & R agrees not to engage, directly or indirectly, in the business conducted by, or hire employees from, the Company for a period of five years and within 100 miles of any operation of the Company. The Company's principal shareholder and Chief Executive Officer is compensated through consulting fees pursuant to the K & R Consulting Agreement.

     The K & R Consulting Agreement provides for cross-indemnification of each party by the other for acts other than negligence or willful malfeasance. The K & R Consulting
Agreement further provides that K & R must maintain the confidentiality of any information of the Company not otherwise in the public domain or required to be disclosed by law.

KLETTER OPTION

     On February 16, 1998, the Board of the Company granted to Harry Kletter an non-qualified option (outside of the Plan) to purchase 500,000 shares of Common Stock at an exercise price of $5.00 per share for past services rendered to the Company. The vesting schedule of the option is as follows: (i) following July 1, 1998, the option to purchase 200,000 shares may be exercised;
(ii) following October 1, 1998 the option to purchase an additional 200,000 shares may be exercised; and (iii) following January 1, 1999, the option to purchase an additional 100,000 shares may be exercised. The options expire on January 16, 2003.

OUTSIDE DIRECTOR OPTIONS

     On March 1, 1999, the Board granted the Outsider Director
Stock Options to Messrs. Cohen, Devereaux and Naft.  See
"ELECTION OF DIRECTORS - Compensation of Directors."

TED L. COX

     Mr. Cox, a director nominee, has been the President and the majority owner of Ryan since 1988. Ryan sells and services property casualty insurance policies for industrial and commercial businesses, including the Company. The Company purchases approximately $290,000 of insurance premiums annually from Ryan.

JOSEPH H. COHEN

     Mr. Cohen, a director of the Company, is a managing partner of the law firm of Morris, Garlove, Waterman & Johnson PLLC, Louisville, Kentucky. Mr. Cohen and his firm provide continuing legal and corporate-related services to both the Company and K & R and in addition counsel Harry Kletter on certain personal matters.

LETTER OF INTENT

     On April 29, 1999, the Company announced that it had signed a letter of intent to purchase 100% of the capital stock of both Waste Integration Service Center ("WISC"), a privately held company headquartered in Tampa, Florida, and Lynn Waring Savannah, Inc.


     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report reflects the Company's compensation policies with respect to its executive officers, as endorsed by the Compensation Committee of the Board, and the resulting actions taken by the Company for the reporting periods shown.

     The Company through its executive compensation policies seeks to provide compensation that will enable the Company to attract and maintain quality executives in the competitive market place. The Company believes in a pay-for-performance policy, to align results for the executive, the Company and the shareholder. Currently, the executive compensation program of the Company is comprised of salary, annual cash incentive bonus opportunity, long term incentives such as stock options and the employee 401(k) Plan in which executives can participate.

     The compensation for both Harry Kletter as the Company's Chief Executive Officer and to Sean Garber as the President of the Company was determined by the Board considering the criteria set forth in this report. In 1998, the Board implemented its grant to Mr. Kletter of an option to purchase 500,000 shares of Common Stock at $5.00 per share (see "CERTAIN TRANSACTIONS") which was noted in the prior year Report on Executive Compensation.

Submitted by the Compensation Committee of the Board of Directors,

                                        Joseph H. Cohen
                                        R. Michael Devereaux
                                        Dr. Barry N. Naft

                        PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the Standard & Poors 500 and to a peer group for the period commencing December 1996. Since there is no nationally recognized industry index consisting of consultants in the business of retail and industrial waste management sales and service of waste handling equipment to be used as a peer group index, the Company constructed its own peer group. This peer group is comprised of four companies which represent the other public companies in the industry - Allied Waste Industries, Autonation Inc. ("Autonation"), Johnson Controls, Inc. and Waste Management, Inc. ("WMI"). The returns of each member of the peer group are weighted according to each member's stock market capitalization as of the beginning of the period measured. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 1996 and that all dividends were reinvested. The changes to this peer group from the peer group used in the proxy statement for the Company dated April 28, 1998 are the deletion of Republic Industries, Inc. ("Republic"), Transamerican Waste ("Transamerican") and USA Waste Services, Inc. ("USA"). These changes were the result of Republic merging with and into Autonation and each of Transamerican and USA merging with and into WMI.

                 COMPARATIVE ANNUAL TOTAL RETURN
               INDUSTRIAL SERVICES OF AMERICA, INC.,
                STANDARD & POORS 500 AND PEER GROUP
               (PERFORMANCE RESULTS THROUGH 12/31/98)

NAME                                   1996      1997      1998
----                                   ----      ----      ----

Industrial Services of America, Inc.  100.00     40.00     22.78
Standard & Poors 500                  100.00    133.38    171.25
Peer Group                            100.00    104.68     99.13


Assumes $100 invested at the close of trading 12/96 in Industrial
Services of America, Inc. common stock, Standard & Poors 500 and
Peer Group.

*Cumulative total return assumes reinvestment of dividends.

                                       SOURCE;  Value Line, Inc.



                      SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next annual meeting of shareholders must be received by the Company at its principal executive offices in Louisville, Kentucky on or before December 23, 1999 for inclusion in the Company's proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.


                          OTHER MATTERS

     The Board knows of no business, which will be presented for consideration at the Annual Meeting other than that described above. However, if any such other business should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in respect of any such business in accordance with their best judgment.


                              By Order of the Board of Directors


                              Joseph H. Cohen
                              Secretary of the Board of Directors


Louisville, Kentucky
April 30, 1999

PROXY

             INDUSTRIAL SERVICES OF AMERICA, INC.

This Proxy is Solicited on behalf of the Board of Directors


     The undersigned hereby appoints Harry Kletter and Sean M. Garber, and each of them, as proxies, with full power of substitution, and authorizes them, and each of them, to vote and act with respect to all shares of common stock of Industrial Serivces of America, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, May 27, 1999, at 10:00 A.M. EDT, at the Building No. 1, 7100 Grade Lane, Louisville, Kentucky, and at any and all adjournments thereof.

     The Board of Directors recommends a vote FOR each of the following proposals:

     1.   ELECTION OF DIRECTORS

          [ ] FOR all nominees listed below (except as marked to the contrary below).

          [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

          NOMINEES: Joseph H. Cohen, Ted L. Cox, Sean M. Garber,
                    Harry Kletter and Dr. Barry N. Naft


     (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names in the space provided below. Unless authority to vote for all the nominees listed above is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not entered below.)


     2. PROPOSAL TO AMEND THE INDUSTRIAL SERVICES OF AMERICA, INC. 1997 EMPLOYEE STOCK OPTION PLAN TO (I) INCREASE THE NUMBER OF SHARES RESERVED UNDER THE PLAN FROM 100,000 TO 400,000, (II) ALLOW FOR THE GRANT OF NON-QUALIFIED STOCK OPTIONS TO NON-EMPLOYEE
          DIRECTORS OF THE COMPANY UNDER THE PLAN, (III) CHANGE THE NAME OF THE PLAN TO THE "INDUSTRIAL SERVICES OF AMERICA, INC. 1997 STOCK OPTION PLAN," AND (IV) EFFECT CERTAIN TECHNICAL OR ADMINISTRATIVE CHANGES TO THE PLAN.

          [ ]  FOR         [ ]  AGAINST     [ ]  ABSTAIN

     3.   PROPOSAL TO APPROVE A NON-QUALIFIED (NON-PLAN) STOCK
          OPTION TO PURCHASE 500,000 SHARES OF COMMON STOCK
          AT $5.00 PER SHARE GRANTED TO HARRY KLETTER, THE
          COMPANY'S CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER.

          [ ]  FOR         [ ]  AGAINST     [ ]  ABSTAIN

     4.   PROPOSAL TO RATIFY THE SELECTION OF CROWE, CHIZEK AND
          COMPANY, LLC AS THE COMPANY'S INDEPENDENT AUDITORS FOR
          THE FISCAL YEAR ENDING DECEMBER 31, 1999.

          [ ]  FOR         [ ]  AGAINST     [ ]  ABSTAIN

     5.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
          UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
          MEETING.

     THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

--     --     --     --     --     --     --     --     --     --

     The proxies shall vote such shares as specified herein. If a choice is not specified, they shall vote for the election of all nominees for directors and in favor of all proposals.

                                   Dated:                     , 19
                                         ---------------------    ---


                                   ----------------------------------
                                   Signature

                                   ----------------------------------
                                   Signature

                                   Name(s) should be signed exactly as
                                   shown to the left hereof.  Title
                                   should be added if signing as
                                   executor, administrator, trustee,
                                   etc.

                PLEASE DATE, SIGN AND RETURN THIS PROXY
                 PROMPTLY IN THE ACCOMPANYING ENVELOPE